EXHIBIT 10.17

PROMISSORY NOTE

$50,000.00

March 29, 2017

theglobe.com, inc., a Delaware corporation

1500 Cordova Road, Suite 302

Fort Lauderdale, FL 33316

(Hereinafter referred to as "Borrower")

Dancing Bear Investments, Inc., a Florida corporation

1500 Cordova Road, Suite 302

Fort Lauderdale, FL 33316

(Hereinafter referred to as “Lender")

Borrower promises to pay to the order of Lender, in lawful money of the United States of America, at its office indicated above or wherever else Lender may specify, the sum of Fifty Thousand and No/100 Dollars ($50,000.00) or such lesser sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

MATURITY DATE. For purposes hereof, “Maturity Date” shall mean the first to occur of (i) five (5) business days following any demand for payment, which demand can be made by Lender at any time, or (ii) the occurrence of an “Event of Default” as defined below.

INTEREST RATE.  Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the rate of ten percent (10%) per annum as of the date of this Note (the "Interest Rate").

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default occurs and as long as a Default continues, all outstanding principle under this Note shall bear interest at the Interest Rate plus 4% ("Default Rate"). The Default Rate shall also apply from acceleration until the obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/ACTUAL). Interest and fees, if any, shall be computed on the basis of the actual number of days in the year for the actual number of days in the applicable period ("Actual/Actual Computation"). The Actual/Actual Computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by the actual number of days in the year to determine the daily periodic rate to be applied for each day in the applicable period.

REPAYMENT TERMS. This Note shall be due and payable in one lump sum of principal and interest on the Maturity Date.

APPLICATION OF PAYMENTS. Monies received by Lender from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. If a Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Lender.

If any payment received by Lender under this Note is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note as though such payment had not been made.

DEFINITIONS. Obligations. The term "Obligations", as used in this Note, refers to any and all indebtedness and other obligations under this Note. Sale Event. The term “Sale Event”, as used in this Note, means a transaction or series of related transactions, directly or indirectly: (i) involving the reorganization, merger or the consolidation of the Borrower with or into any other entity, or an acquisition of the Borrower effected by an exchange of outstanding equity securities of the Borrower, or any issuance, sale, transfer or other disposition in a single transaction or series of related transactions, regardless of form, which results in the holders of the voting stock of the Borrower immediately prior to such transaction no longer collectively beneficially owning, directly or indirectly, 50% or more of the voting and financial rights associated with the total voting stock of the Borrower (or such other equity class of the Borrower or its successor as the voting stock of the Borrower have been converted into as a consequence of such transaction) as a result of such transaction; or (ii) involving the sale, transfer or other disposition of all or substantially all of the assets of the Borrower or its subsidiaries, taken as a whole, to one or more persons or entities.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Lender's reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Lender in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

REMEDIES UPON DEFAULT; The occurrence of any of the following shall constitute an "Event of Default" under this Note: (a) If any sum payable hereunder is not paid within ten (10) days of when due, (b) if Borrower shall dissolve or liquidate, or become insolvent (however such insolvency may be evidenced) or shall file a voluntary bankruptcy petition or be the subject of an involuntary bankruptcy petition which continues dismissed or unstayed for a period of 30 consecutive days; (c) if the Borrower shall make a general assignment for the benefit of creditors; (d) if any litigation or governmental proceeding shall be commenced against the Borrower; or (e) if there shall be any Sale Event. Upon the occurrence of any Event of Default, this Note and all principal, interest and other sums payable hereunder shall, at the option of the Lender, become and be immediately due and payable forthwith, without presentation, demand, protest, notice of protest, or any other notice of dishonor of any kind, all of which are hereby expressly waived. All of the rights, remedies, powers and privileges (together, "Rights") of the Lender provided for in this Note are cumulative of each other and of any and all other Rights at law or in equity. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by the Lender to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Event of Default or as a waiver of the Right.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note shall be valid unless in writing and signed by Lender. No waiver by Lender of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Borrower or any person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Lender may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period, and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any other Borrower or any other person liable under this Note, all without notice to or consent of Borrower or each person who may be liable under this Note and without affecting the liability of Borrower or any person who may be liable under this Note.

MISCELLANEOUS PROVISIONS. Assignment. This Note shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender's interests in and rights under this Note re freely assignable, in whole or in part, by Lender. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender's prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law. This Note shall be governed by and construed under the laws of the state named in Lender's address on the first page hereof without regard to that state's conflict of laws principles. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Lender's address on the first page hereof. Severability. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ACCEPT THIS NOTE.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed under seal.

theglobe.com, inc., a Delaware corporation

By:	/s/ Robin S. Lebowitz
Robin S. Lebowitz
Vice-President of Finance

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